Exhibit 21.1
Rexnord Corporation
List of Subsidiaries

Name	Place of Incorporation
Cambridge International, Inc.	Delaware
Chase Acquisition I, Inc.	Delaware
VAG USA, LLC (f/k/a GA Industries, LLC)	Delaware
GA Industries Holdings, LLC	Delaware
Merit Gear LLC	Delaware
RBS Global, Inc	Delaware
Rexnord LLC	Delaware
The Falk Service Corporation	Delaware
Precision Gear LLC	Delaware
PT Components, Inc.	Delaware
RBS Acquisition Corporation	Delaware
RBS China Holdings, L.L.C.	Delaware
Rexnord Funding, LLC	Delaware
Rexnord Industries, LLC	Delaware
Rexnord International Inc.	Delaware
Rexnord-Zurn Holdings, Inc.	Delaware
OEI, Inc.	Delaware
OEP, Inc.	Delaware
Krikles, Inc.	Delaware
Zurco, Inc.	Delaware
Zurn International, Inc.	Delaware
Zurn Industries, LLC	Delaware
Zurn PEX, Inc.	Delaware
Prager Incorporated	Louisiana
Latitude 23 Sul, LLC	Maryland
Fontaine USA Inc.	New Hampshire
Cline Acquisition Corp.	North Carolina
Green Turtle Americas, LTD	North Carolina
Autogard Asia Pacific Pty	Australia
Falk Australia Pty Ltd.	Australia
Zurn Australia Pty Ltd.	Australia
Rexnord Australia Pty Ltd.	Australia
VAG Armaturen At GmbH	Austria
Rexnord NV	Belgium
Cambridge do Brasil Industria e Comercio Ltda	Brazil
Rexnord Brasil Sistemas de Transmissao e Movimentacao Ltda	Brazil
Rexnord do Brasil Industrial Ltda	Brazil
Filamat Composites Inc.	Canada
Rexnord Canada Ltd.	Canada
Zurn Industries Limited	Canada
Zurn Asia Holdings Ltd.	Cayman Islands
Rexnord Chile Commercial Limitada	Chile
VAG Armaturen Chile Limitada	Chile
Changzhou Rexnord Transmission Co. Ltd.	China
Falk Shanghai Co., Ltd.	China
Rexnord Conveyor Products (Wuxi) Co. Ltd.	China

Rexnord Industries Enterprise Management (Shanghai) Co. Ltd.	China
Rexnord Power Transmission Products (Taicing) Co. Ltd.	China
VAG Water Systems (Taicang) Co., Ltd.	China
Jihomoravska Armaturka spol. S.r.O.	Czech Republic
Rexnord France Holdings SAS	France
Fontaine Europe SAS	France
VAG Valves France SARL	France
Rexnord GmbH	Germany
Rexnord Germany PT GmbH	Germany
Rexnord Kette GmbH	Germany
Rexnord M.C.C. Deutschland Kette GmbH	Germany
VAG Armaturen GmbH	Germany
VAG Holding GmbH	Germany
Rexnord Hong Kong Holdings Ltd.	Hong Kong
Euroflex Transmissions (India) Private Ltd.	India
Rexnord India Private Limited	India
VAG-Valves India (Private) Limited	India
Rexnord FlatTop Europe Srl	Italy
Rexnord Tollok Srl	Italy
VAG Valvole Italia Srl	Italy
VAG-Valves Malaysia Sdn.Bhd.	Malaysia
Cambridge Internacional S.A. de C.V.	Mexico
Cambridge Engineered Solutions, S.A. de C.V.	Mexico
Valvulas VAG de Mexico, S.A. de C.V.	Mexico
Mecánica Falk S.A. de C.V.	Mexico
Rexnord Monterrey S. de R.L. de C.V.	Mexico
Rexnord Finance BV	Netherlands
Rexnord FlatTop Europe BV	Netherlands
Rexnord FlatTop Holdings B.V.	Netherlands
Rexnord I.H. B.V.	Netherlands
Rexnord Dutch One C.V.	Netherlands
Rexnord Dutch Two C.V.	Netherlands
3299461 Nova Scotia ULC (f/k/a Rodney Hunt-Fontaine Ltd.)	Nova Scotia
VAG Armatura Polska Sp.Z.O.O.	Poland
OOO VAG Armaturen RUS	Russia
Rexnord Asia Pacific Pte. Ltd.	Singapore
Klamflex Pipe Couplings (Pty) Ltd	South Africa
Rexnord South Africa Pty	South Africa
Samal Investment (Pty) Ltd	South Africa
VAG Valves South Africa Pty	South Africa
Rexnord Middle East FZE	UAE
Autogard Holdings Limited	UK
British Autogard Limited	UK
Fiert Holdings Limited	UK
Fontaine Holdings Limited	UK
Fontaine UK Ltd.	UK
Micro Precision Gear Technology Limited	UK
Rexnord Industries (UK) Limited	UK
VAG Valves UK Limited	UK
Falk de Venezuela, SA	Venezuela